Exhibit 10.3

ACQISITION AGREEMENT

between

Promotora Valle Hermosa Inc., a Nolorado Corporation  ("PVHI")


and

Stockholders of OJSC "494 UNR" (IAI [[494 OI-D]]), of a Russian Federation Corporation, with combined holdings of 66.83% of the total and outstanding shares of OJSC "494 UNR"

Dated: March 24, 2008

                              ACQUISITION AGREEMENT

 ACQUISITION AGREEMENT
(hereinafter referred to as this "Agreement") is entered into as of this 24th day of Marth 2008, by and between Promotora Valle Hermoso Inc., a Colorado corporation (hereinafter referred to as "PVHI") and Stockholders of OJSC "494 UNR" (hereinafter referred to as "UNR"), a Russian Federation Corporation, , with combined holdings of 66.83% of the total and outstanding shares of OJSC "494 UNR" , (collectively hereinafter referred to as the "Parties") upon the following premises:

Premises
WHEREAS,
PVHI, is a publicly held corporation organized under the laws of the State of Colorado;

WHEREAS,
OJSC "494 UNR" is an open joint stock company organized under the laws of Russian Federation (hereinafter referred as "OJSC");

WHEREAS, according to the list of shareholders from the February, 20th, 2008, given by PVHI, the quantity of shares of PVHI makes 3,964,799 shares, from them 3,545,899 are restricted, shares of PVHI are owned by 115 shareholders, active certificates of PVHI are 141 pieces.
WHEREAS, Management of Promotora Valle Hermoso Inc and the Authorized person of UNR, acting on behalf of Powers of Attorney, of stockholders representing 66.83% of the total and outstanding shares of OJSC, signing the present agreement, have determined that it is in the best interest of the parties that PVHI acquire 66.83% of the issued and outstanding securities of OJSC in exchange for 20 500 000 ( twenty million five hundred thousand pieces) of PVHI (hereinafter referred to as the "Exchange") and UNR agreed to use its best efforts to cause shareholders of 66.83% of OJSC stock, to exchange their securities of OJSC on the terms described herein; the price of the transaction on an exchange of shares is certain at the price of par value of shares of "OJSC" and makes 3 069 923 rubles (128,988.36 US dollars at the rate of the Central Bank of the Russian Federation for March, 24th, 2008); and

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived here from, it is hereby agreed as follows:

Agreement

                                    ARTICLE I

                REPRESENTATIONS, COVENANTS, AND WARRANTIES OF UNR

As an inducement to, and to obtain the reliance of PVHI except as set forth on the UNR Schedules (as hereinafter defined), UNR represents and warrants as follows:

Section 1.01
Organization. UNR is a corporation duly organized, validly existing, and in good standing under the laws of Russian Federation and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states or countries in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, except where failure to be so qualified would not have a material adverse effect on its business. Included in the UNR Schedules are complete and correct copies of the articles of incorporation, and the bylaws of OJSC as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of OJSC's articles of incorporation or bylaws. UNR has taken all actions required by law, its articles of incorporation, or otherwise to authorize the execution and delivery of this Agreement. UNR has full power, authority, and legal right and has taken all action required by law, its articles of incorporation, and otherwise to consummate the transactions herein contemplated.

Section 1.02
Capitalization. The authorized capitalization of OJSC consists of 4 593 680 shares of which 3 445 260 are common stock and 1 148 420 preferred stock that are currently issued and outstanding. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

Section 1.03
Absence of Certain Changes or Events. Except as set forth in this Agreement or the UNR Schedules, since December 31, 2007 there has been no material change in the business and assets of OJSC and to the best knowledge of UNR, OJSC has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect the business, operations, properties, assets, or condition of OJSC. Changes of material character after signing the present agreement can be made only by way of industrial activity of OJSC.

Section 1.04
Litigation and Proceedings. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of UNR after reasonable investigation, threatened by or against OJSC or affecting OJSC or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. UNR does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances that, after reasonable investigation, would result in the discovery of such a default.

Section 1.05
Contracts.
---------
(a) Except as included or described in the UNR Schedules, there are no "material" contracts, agreements, franchises, license agreements, debt instruments or other commitments to which OAO is a party or by which it or any of its assets, products, technology, or properties are bound other than those incurred in the ordinary course of business (as used in this Agreement, a "material" contract, agreement, franchise, license agreement, debt instrument or commitment is one which (i) will remain in effect for more than six (6) months after the date of this Agreement or (ii) involves aggregate obligations of at least twenty-five thousand dollars ($25,000));

(b) All contracts, agreements, franchises, license agreements, and other commitments to which OJSC is a party or by which its properties are bound and which are material to the operations of OJSC taken as a whole are valid and enforceable by OJSC in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally;

(c) Except as set forth in the UNR Schedules, OJSC is not a party to or bound by, and the properties of OJSC are not subject to any contract, agreement, other commitment or instrument; except loans due to production activity of OJSC any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, the business operations, properties, assets, or condition of OJSC;

Section 1.06
No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute an event of default under, or terminate, accelerate or modify the terms of any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which OJSC is a party or to which any of its properties or operations are subject.

Section 1.07
Governmental Authorizations. Except as set forth in the UNR Schedules, OJSC has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date hereof. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by UNR of this Agreement and the consummation by UNR of the transactions contemplated hereby.

Section 1.08
Approval of Agreement. According to the laws of Russian Federation, UNR has authorized the execution and delivery of this Agreement.

Section 1.09
OJSC Schedules. UNR has delivered to PVHI the following schedules, which are collectively referred to as the "UNR Schedules" and which consist of separate schedules, all certified by the chief executive officer of OJSC as complete, true, and correct as of the date of this Agreement in all material respects:

(a) Shareholder List  (Schedule (1)1)
(b) List of OJSC Shareholders Exchanging
     Shares    (Schedule (1)2)
(c) a schedule containing complete and correct copies of the articles of incorporation, and bylaws of OJSC in effect as of the date of this Agreement (Schedule (1)3);

(d) Schedule containing unaudited financial statements for the last two years, and a written assurance of presenting the GAAP standard audit within seventy five days after the closing of the present transaction (Schedule (1)4). UNR shall cause the UNR Schedules and the instruments and data delivered to PVHI, hereunder to be promptly updated after the date hereof up to and including the Closing .

Section 1.10
Payroll Taxes and Corporate Taxes. All of the payroll taxes and corporate taxes owed by UNR and up to the date of Closing shall remain the responsibility of UNR.

Section 1.11
Valid Obligation. This Agreement and all agreements and other documents executed by UNR and PVHI in connection herewith constitute the valid obligation of UNR and PVHI, enforceable in accordance with its or their terms agreed by the parties, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.


                                   ARTICLE II

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF PVHI

As an inducement to, and to obtain the reliance of UNR and the UNR Shareholders Exchanging Shares, except as set forth in the PVHI Schedules (as hereinafter defined), PVHI represents and warrants as follows:
Section 2.01
Organization. PVHI is a corporation duly organized, validly existing, and in good standing under the laws of Colorado and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets, to carry on its business in all material respects as it is now being conducted, and except where failure to be so qualified would not have a material adverse effect on its business, there is no jurisdiction in which it is not qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the PVHI Schedules are complete and correct copies of the Memorandum and Articles of Association of Holdings as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of UNR Memorandum and Articles of Association. PVHI has taken all action required by law, its Articles of Incorporation, or otherwise to authorize the execution and delivery of this Agreement, and PVHI has full power, authority, and legal right and has taken all action required by law, its Articles of Incorporation, or otherwise to consummate the transactions herein contemplated.

Section 2.02
Capitalization. PVHI's authorized capitalization consists of 100,000,000 shares of common stock, $.001 par value of which 3,964,799 is currently outstanding. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

Section 2.03
Subsidiaries and Predecessor Corporations. PVHI does not have any predecessor corporation(s) or subsidiaries, and does not own, beneficially or of record, any shares of any other corporation, except as disclosed in the official PVHI filings and in the present agreement.

Section 2.04
Securities Filings; Financial Statements.

(a) Included in the PVHI Schedules is (i) an audited balance sheet of PVHI as of December 31, 2007.
(b) PVHI has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable.

(c) PVHI has timely filed all state, federal or local income and/or franchise tax returns required to be filed by it from inception to the date hereof. Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts that, in the aggregate, are immaterial.

(d) The books and records, financial and otherwise, of PVHI are in all material aspects complete and correct and have been maintained in accordance with good business and accounting practices.

(e) All of PVHI assets are reflected on its financial statements, and, except as set forth in the PVHI Schedules or the financial statements of PVHI or the notes thereto, PVHI has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

Section 2.05
Filings: Books and Records. The books and records, financial and otherwise, of PVHI are in all material aspects complete and correct and have been maintained in accordance with good business and accounting practices.

Section 2.06
Options or Warrants. There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued stock of PVHI, except as described in the present agreement (hereinafter referred to "Existing Rights").

Section 2.07
Absence of Certain Changes or Events. Except as disclosed in the PVHI Schedules, or otherwise disclosed in writing to UNR, since the date of the most recent PVHI balance sheet:

(a) there has not been (i) any material adverse change in the business, operations, properties, assets or condition of PVHI or (ii) any damage, destruction or loss to PVHI(whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of PVHI;

(b) PVHI has not (i) amended its certificate of incorporation or bylaws; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of PVHI; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any transactions or agreements other than in the ordinary course of business; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceed $1,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees;

(c) PVHI has not (i) granted or agreed to grant any options, warrants, or other rights for its stock, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid or agreed to pay any material obligations or liabilities (absolute or contingent) other than current liabilities reflected in or shown on the most recent PVHI balance sheet and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transaction contemplated hereby; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $1000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value less than $1000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of PVHI; or (vi) issued, delivered or agreed to issue or deliver, any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement; and

(d) To the best knowledge of PVHI, it has not become subject to any law or regulation which materially and adversely affects, or in the future, may adversely affect, the business, operations, properties, assets or condition of PVHI.

Section 2.08
Litigation and Proceedings. There are no actions, suits, proceedings or investigations pending or, to the knowledge PVHI after reasonable investigation, threatened by or against PVHI or affecting PVHI or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind except as disclosed in PVHI Schedules. PVHI Limited has no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance that after reasonable investigation would result in the discovery of such default.

Section 2.09
Contracts.
----------
(a) PVHI is not a party to, and its assets, are not bound by, any material contract, franchise, license agreement, agreement, debt instrument or other commitments whether such agreement is in writing or oral, except as disclosed in PVHI Schedules .

(b) PVHI is not a party to or bound by, and the properties of PVHI are not subject to any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, the business operations, properties, assets, or condition of UNR.

(c) All contracts, agreements, franchises, license agreements, and other commitments to which PVHI is a party or by which its properties are bound and which are material to the operations of PVHI taken as a whole are valid and enforceable by PVHI in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally;

(d) Except as included or described in the PVHI Schedules or reflected in the most recent PVHI balance sheet, PVHI is not a party to any oral or written (i) contract for the employment of any officer or employee which is not terminable on 30 days, or less notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation, other than one on which PVHI is a primary obligor, for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations which, in the aggregate do not exceed more than one year or providing for payments in excess of $1,000 in the aggregate; (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of PVHI.

Section 2.10
Material Contract Defaults. PVHI is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets or condition of PVHI and there is no event of default in any material respect under any such contract, agreement, lease, or other commitment in respect of which PVHI has not taken adequate steps to prevent such a default from occurring.

Section 2.11
No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which OAO is a party or to which any of its assets or operations are subject.

Section 2.12
Governmental Authorizations. PVHI has all licenses, franchises, permits, and other governmental authorizations, that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, as hereinafter provided, no authorization, approval, consent or order of, of registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by PVHI of this Agreement and the consummation by UNR of the transactions contemplated hereby.

Section 2.13
Compliance With Laws and Regulations. To the best of its knowledge, PVHI has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of UNR or except to the extent that noncompliance would not result in the occurrence of any material liability. This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

Section 2.14
Material Transactions or Affiliations. Except as disclosed herein and in the PVHI Schedules, there exists no contract, agreement or arrangement between PVHI and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director, or person owning of record or known by PVHI to own beneficially, 5% or more of the issued and outstanding common stock of PVHI and which is to be performed in whole or in part after the date hereof or was entered into not more than three years prior to the date hereof. Neither any officer, director, nor 5% shareholder of PVHI has, or has had since inception of PVHI, any known interest, direct or indirect, in any such transaction with PVHI which was material to the business of PVHI. PVHI has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other transaction with, any such affiliated person.

Section 2.15
Approval of Agreement. The board of directors and the shareholders of PVHI have authorized the execution and delivery of this Agreement and has approved this Agreement and the transactions contemplated hereby.
Section 2.16
PVHI Schedules. PVHI has delivered to UNR the following schedules, which are collectively referred to as the "PVHI Schedules" and which consist of separate schedules, which are dated the date of this Agreement, all certified by the chief executive officer of PVHI to be complete, true, and accurate in all material respects as of the date of this Agreement:

(a) a schedule containing complete and accurate copies of the certificate of incorporation and bylaws of PVHI as in effect as of the date of this Agreement (Schedule a);

(b) a schedule containing the financial statements of PVHI identified in paragraph 2.04(a) (Schedule b); (c) a certified shareholder list at the moment of the transaction (Schedule c). (d) resolution of the Board of Directors by which all directors of PVHI resign, and all the members of the Board of Directors of OAO are appointed to the board of PVHI (Schedule d).

(e) a schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the PVHI Schedules by Sections
2.01 through 2.19 (Schedule e). PVHI shall cause the PVHI Schedules and the instruments and data delivered to UNR hereunder to be promptly updated after the date hereof up to and including the Closing Date.

Section 2.17
Valid Obligation. This Agreement and all agreements and other documents executed by PVHI in connection herewith constitute the valid and binding obligation of PVHI, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.



                                   ARTICLE III

                                PLAN OF EXCHANGE

Section 3.01
The Exchange. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 3.04), UNR shall assign, transfer and deliver, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, the number of shares of common stock of OJSC set forth on Schedule (1)2 attached hereto, in the aggregate constituting 66.83% (1990607 common shares and 1079316 preferred shares) of the issued and outstanding shares of OJSC; the objective of such Exchange being the acquisition by PVHI of 66.83% of the issued and outstanding common stock of OJSC.

Appointed shareholders of PVHI cause the delivery to the Escrow Account held by the Wolf Blitz Inc of 1,250,000 shares (to be paid to the consultants of UNR on the deal at the closing of the transaction according to the escrow account instructions).

In three (3) days from the moment of the signing of this agreement UNR (Schedule #2) will be issued 20,500,000 shares of PVHI and given their certificates thus bringing the share ownership in PVHI to ~ 83.7%.

Upon consummation of the transaction contemplated herein of 66.83% of the shares of capital stock of UNR shall be held by PVHI.

Section 3.02
Upon execution of this agreement and for consideration thereof, UNR agrees to pay any amounts due for audit as previously disclosed.

Section 3.03
Subsequent to Closing of the Deal, PVHI and UNR have agreed to liquidate Promotora Valle Hermosa Inc. Ecuadorian subsidiaries and sell a material portion of Promotora Valle Hermoso Inc business and/or assets to Promotora Valle Hermoso Inc. present management or entity so designated, subject to all liabilities of PVHI other than those PVHI has expressly agreed to assume herein.

Section 3.04
Reverse Stock Split. The new PVHI shareholders and management shall agree not to vote for a reverse split at least for one year from the closing of this transaction.

Section 3.05
Closing of the Deal. The closing ("Closing") of the transactions contemplated by this Agreement shall take place when all Sections 3.01; 3.02; 3.07 will be executed.
Section 3.06
The financial statements of PVHI shall reflect all current and total liabilities, including all trade payables and all PVHI assets at Closing;
Section 3.07 Upon signing PVHI'S board of directors shall appoint Yushkevich Sergei Petrovich as the Secretary of the Board of Directors; Kim Alexey Ivanovich as the President, Kim Alexey Alexeyevich as the CEO and Shevchenko Yury Vladimirovich as Chief Financial Officer., to fill open board of director seats of PVHI. PVHI'S officers and directors will effectively resign at the Closing;

Section 3.08
Closing Events. At the Closing, UNR and PVHI shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

Section 3.09
Termination.
------------
(a) This Agreement may be terminated by the board of directors of either PVHI or UNR at any time prior to the Closing if:

(i) there shall be any actual or threatened action or proceeding before any court or any governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the judgment of such board of directors, made in good faith and based upon the advice of its legal counsel, makes it inadvisable to proceed with the Exchange; or (ii) any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions (which does not include the Securities and Exchange Commission) or in the judgment of such board of directors, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the Exchange.
In the event of termination pursuant to this paragraph (a), no obligation, right or liability shall arise hereunder, and each party shall bear its own costs and expenses incurred by it in connection with the negotiation, drafting, and execution of this Agreement and the transactions herein contemplated.



                                   ARTICLE IV

                                SPECIAL COVENANTS

Section 4.01
Access to Properties and Records. Each of the Parties will each afford to the officers and authorized representatives of the other Parties full access to their properties, books and records, in order that each may have a full opportunity to make such reasonable investigation as they shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information reasonably requested.


Section 4.02
Delivery of Books and Records. At the Closing, PVHI shall deliver to UNR, the copies of the corporate minute books, books of account, contracts, records, and all other books or documents of PVHI now in the possession of PVHI or its officer and director, Ramon Rosales, and other officers and staff of PVHI

Section 4.03
Third Party Consents and Certificates. All Parties agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

Section 4.04
Consent of UNR Shareholders Exchanging Shares. UNR has the empowerment to obtain the consent of Exchange shareholders to participate in the Exchange.
Section 4.05
PVHI Shareholder Meeting. PVHI shall call a special meeting to be held on or prior to the Closing Date at which meeting the shareholders of PVHI shall be requested to approve, and PVHI board of directors shall recommend approval of, the terms of this Agreement, including the name change described in Section 4.05 and such other matters as shall require shareholder approval hereunder

Section 4.08
Post-Exchange Sales Under Rule 144 or 145, If Applicable.

(a) PVHI will use its best efforts to at all times comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including timely filing of all periodic reports required under the provisions of the Exchange Act and the rules and regulations promulgated thereunder.

(b) Upon being informed in writing by any such person holding restricted stock of PVHIsubsequent to the Exchange that such person intends to sell any shares under Rule 144, Rule 145 or Regulation S promulgated under the Securities Act (including any rule adopted in substitution or replacement thereof), PVHIwill certify in writing to such person that it has filed all of the reports required to be filed by it under the Exchange Act to enable such person to sell such person's restricted stock under Rule 144, 145 or Regulation S, as may be applicable in the circumstances, or will inform such person in writing that it has not filed any such report or reports.

(c) If any certificate representing any such restricted stock is presented to PVHI'S transfer agent for registration of transfer in connection with any sale theretofore made under Rule 144, 145 or Regulation S, provided such certificate is duly endorsed for transfer by the appropriate person(s) or accompanied by a separate stock power duly executed by the appropriate person(s) in each case with reasonable assurances that such endorsements are genuine and effective, and is accompanied by an opinion of counsel satisfactory to PVHI and its counsel that the stock transfer has complied with the requirements of Rule 144, 145 or Regulation S, as the case may be, PVHIwill promptly instruct its transfer agent to register transfer such shares and to issue one or more new certificates representing such shares to the transferee and, if appropriate under the provisions of Rule 144, 145 or Regulation S, as the case may be, free of any stop transfer order or restrictive legend. The provisions of this Section 4.08 shall survive the Closing and the consummation of the transactions contemplated by this Agreement.

Section 4.09
Indemnification.
(a) UNR hereby agrees to indemnify PVHI and each of the officers, agents and directors of PVHI as of the date of execution of this Agreement against loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentations made under Article II of this Agreement.
(b)PVHI and its officers and directors hereby agrees to indemnify UNR and each of the officers, agents, and directors of UNR as of the date of execution of this Agreement against loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article II of this Agreement.



                                    ARTICLE V

                   CONDITIONS PRECEDENT TO OBLIGATIONS OF PVHI

         The obligations of PVHI under this Agreement are subject to the satisfaction, at or before the Closing, of the following conditions:

Section 5.01
Accuracy of Representations and Performance of Covenants. The representations and warranties made by PVHI in this Agreement were true when made and shall be true at the Closing with the same force and effect as if such representations and warranties were made at and as of the Closing (except for changes therein permitted by this Agreement). PVHI shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by PVHI prior to or at the Closing.

Section 5.02
Officer's Certificate. OAO has been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of PVHI to the effect that no litigation, proceeding, investigation, or inquiry is pending, or to the best knowledge of PVHI threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in the PVHI Schedules, by or against PVHI, which might result in any material adverse change in any of the assets, properties, business, or operations of PVHI.

Section 5.03
No Material Adverse Change. Prior to the Closing , there shall not have occurred any change in the financial condition, business, or operations of PVHI nor shall any event have occurred which, with the lapse of time or the giving of notice, is determined to be unacceptable using the criteria set forth in Section 2.07.

Section 5.04
Approval by Shareholders. The Exchange shall have been approved before the day of the closing, by the holders of not less than 66.83% (sixty eight point eighty three percent) of the outstanding stock of OJSC. Authorized person of UNR is issued Powers of Attorney from Shareholders of 66.83% (sixty eight point eighty three percent) of the outstanding stock of OJSC.

Section 5.05
No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 5.06
Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of OJSC after the Closing on the basis as presently operated shall have been obtained.

Section 5.07
Other Items.
(a) PVHI shall have received a list of Shareholders exchanging shares, UNR, (Schedule #2) containing the name, address, and number of shares held by each OJSC shareholder as of the date of Closing, certified by an executive officer of OJSC as being true, complete and accurate; and


(b)UNR shall have received a list of Shareholders of PVHI containing the name, address, and number of shares held by each PVHI shareholder as of the date of Closing, certified by an executive officer of OJSC as being true, complete and accurate; and

(c) PVHI and UNR shall have received such further opinions, documents, certificates or instruments relating to the transactions contemplated hereby as Parent may reasonably request.



                                   ARTICLE VI
                   CONDITIONS PRECEDENT TO OBLIGATIONS OF UNR

The obligations of UNR under this Agreement are subject to the satisfaction, at or before the Closing, of the following conditions:

Section 6.01
Accuracy of Representations and Performance of Covenants. The representations and warranties made by UNR in this Agreement were true when made and shall be true as of the Closing (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing. Additionally, UNR shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied shall have approved the Exchange and the related transactions described herein.. PVHI shall have been furnished with certificates, signed by duly authorized executive officers of OJSC and dated the Closing , to the foregoing effect.

Section 6.02
Officer's Certificate. PVHI and UNR shall have been furnished with certificates dated the Closing Date and signed by duly authorized executive officers of OJSC and PVHI, to the effect that no litigation, proceeding, investigation or inquiry is pending, or to the best knowledge of UNR and PVHI threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the UNR and PVHI Schedules, by or against OJSC and PVHI, which might result in any material adverse change in any of the assets, properties or operations of OJSC and PVHI, except its normal production activity.

Section 6.03
No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 6.04
Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of each party after the Closing on the basis as presently operated shall have been obtained.

Section 6.05
Other Items UNR and PVHI shall have delivered further opinions, documents, certificates, or instruments relating to the transactions contemplated hereby as PVHI or UNR may reasonably request.


                                   ARTICLE VII
                                  MISCELLANEOUS

Section 7.01
Brokers. The Parties agree that there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, except UNR consultants, execution or consummation of this Agreement. The Parties each agree to indemnify the other against any claim by any third person other than those described above for any commission, brokerage, or finder's fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

Section 7.02
Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of the State of Russian Federation without giving effect to principles of conflicts of law thereunder. Each of the parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the federal courts of the United States and Russian Federation.

Section 7.03
Notices. Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by telecopy, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to PVHI   :
Ramon Rosales
1809 Broadway St., Suite 346, Oviedo Fl 32765
Ph: 1800 377 2137
Fax: 877-231-0495

If to UNR:
Alexei Ivanovich Kim
4 Stroitelnaya St.,
Bronitsy,
Moscow District, Russia 141070.
Tel: 495 950 8483
Fax: 495 950 8476
         or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered,
(ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by telecopy and receipt is confirmed by telephone and
(iv) three (3) days after mailing, if sent by registered or certified mail.

Section 7.04
Attorney's Fees. In the event that either party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable attorney's fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 7.05
Confidentiality. Each party hereto agrees with the other that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In the event of the termination of this Agreement, each party shall return to the other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

Section 7.06
Public Announcements and Filings. Unless required by applicable law or regulatory authority, none of the parties will issue any report, statement or press release to the general public, to the trade, to the general trade or trade press, or to any third party (other than its advisors and representatives in connection with the transactions contemplated hereby) or file any document, relating to this Agreement and the transactions contemplated hereby, except as may be mutually agreed by the parties. Copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by law or regulatory authorities, shall be delivered to each party at least one (1) business day prior to the release thereof.

Section 7.07
Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

Section 7.08
Third Party Beneficiaries. This contract is strictly between PVHI and UNR, and, except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

Section 7.09
Expenses. Whether or not the Exchange is consummated, each Party hereto will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other transactions contemplated hereby.


Section 7.10
Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 7.11
Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section 7.12
Amendment or Waiver. At any time prior to the Closing, this Agreement may by amended by a writing document signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

Section 7.14
Best Efforts. Subject to the terms and conditions herein provided, each party shall use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable.

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.


ATTEST:

OJSC 494 UNR

BY: /s/ Alexei Ivanovich Kim
    ---------------------------

PROMOTORA VALLE HERMOSO


BY: /s/ Ramon E. Rosales
    ---------------------------